DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

                                        September 30,     December 31,
                                            1999             1998
ASSETS

CASH AND CASH EQUIVALENTS                $  583,119       $  393,912
PROPERTY, Net                             5,481,754        5,720,848
OTHER ASSETS                                 39,289           37,854

TOTAL                                    $6,104,162       $6,152,614

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

LIABILITIES                              $  302,512       $  301,059

PARTNERS' EQUITY:
     General Partners                       (31,649)         (31,151)
     Limited Partners                     5,833,299        5,882,706

  Total partners' equity                  5,801,650        5,851,555

TOTAL                                    $6,104,162       $6,152,614

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                       September 30,     September 30,
                                           1999              1998


REVENUES:

Rental Income                            $  522,629        $  508,021
Interest                                      1,536             5,689
     Total revenues                         524,165           513,710

EXPENSES:

Operating                                   245,840           239,303
General and administrative                   28,450            25,787
     Total expenses                         274,290           265,090

INCOME BEFORE MINORITY INTEREST IN
INCOME OR REAL ESTATE JOINT VENTURES        249,875           248,620

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURES                 (137,654)         (132,154)

NET INCOME                               $  112,221        $  116,466


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  111,099        $  115,301
    General partners                          1,122             1,165

TOTAL                                    $  112,221        $  116,466

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     5.55        $     5.77


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).


STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


                                       September 30,     September 30,
                                           1999              1998


REVENUES:

Rental Income                           $1,572,545         $1,468,059
Interest                                     4,626             14,018
Total revenues                           1,577,171          1,482,077

EXPENSES:

Operating expenses                         777,231            725,259
General and administrative                 106,131            105,742
Total expenses                             883,362            831,001

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURES       693,809            651,076

MINORITY INTEREST IN INCOME
OF REAL ESTATE JOINT VENTURES             (137,654)          (132,154)

NET INCOME                                 556,155            518,922

AGGREGATE NET INCOME ALLOCATED TO:

Limited partners                           550,593            513,733
General partners                             5,562              5,189
TOTAL                                      556,155            518,922

NET INCOME PER LIMITED
PARTNERSHIP UNIT                            $27.53             $25.69

LIMITED PARTNERSHIP UNITS
USED IN PER UNIT CALCULATION                20,000             20,000

See accompanying notes to financial statements(unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL

EQUITY AT JANUARY 1, 1998             ($27,068)     $6,286,983   $6,259,915

NET INCOME                               5,189         513,733      518,922
DISTRIBUTIONS                           (6,060)       (600,000)    (606,060)

EQUITY AT SEPTEMBER 30, 1998          ($27,939)     $6,200,716   $6,172,777

BALANCE AT JANUARY 1, 1999            ($31,151)     $5,882,706   $5,851,555

NET INCOME                               5,562         550,593      556,155
DISTRIBUTIONS                           (6,060)       (600,000)    (606,060)

BALANCE AT SEPTEMBER 30, 1999         ($31,649)     $5,833,299   $5,801,650


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                    September 30,      September 30,
                                        1999               1998
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 556,155          $ 518,922

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        239,094            239,094

     Changes in assets and
      	liabilities:

     Increase in other assets             (1,435)           (15,547)
     Increase in liabilities               1,453             43,722

Net cash provided by
  operating activities                   795,267            786,191

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of property and equipment             0            (16,887)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (606,060)          (606,060)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      189,207            163,244

CASH AND CASH EQUIVALENTS:

     At beginning of period              393,912            500,351
     At end of period                  $ 583,119          $ 663,595


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of September 30, 1999, and for the periods ended September 30, 1999, and 1998 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of September 30, 1999, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Partnerships, of which Dahn Corporation is the General Partner.

As of September 30, 1999, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,474,340
        Furniture and equipment                     7,594
        Total                                   8,376,184
        Less: Accumulated Depreciation        ( 2,894,430)
        Property - Net                       $  5,481,754


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.